UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 1, 2019
(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
591 Redwood Highway, Suite 1150, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Members of management of Four Corners Property Trust, Inc. (the “Company”) will present an overview of the Company during upcoming investor presentations and provide updated information related to the Company's use of its “At-the-Market” (“ATM”) program during such investor presentations.  From January 1, 2019 through April 1, 2019, 1,663,116 shares of the Company's common stock, $0.0001 par value per share (the “Common Stock”), were sold under the Company's ATM program, including 59,638 shares of Common Stock issued and sold by the Company through the managers under the ATM program for gross proceeds of approximately $1.8 million and 1,603,478 shares of Common Stock sold by a forward purchaser through a manager under the ATM program and pursuant to a forward sale agreement for gross proceeds of approximately $47.0 million based on the initial forward price.

The Company currently expects to fully physically settle the forward sale agreement with the forward purchaser on one or more dates specified by the Company on or prior to January 1, 2020, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares of Common Stock multiplied by the relevant forward price per share at such time. However, subject to certain exceptions and conditions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under the forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the forward purchaser.

The shares of Common Stock were offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on December 5, 2016 (File No. 333-214908) and a prospectus supplement dated March 22, 2019 and an accompanying prospectus dated December 5, 2016 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing information is furnished pursuant to Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ James L. Brat
James L. Brat General Counsel and Secretary
Date: April 1, 2019